Exhibit 99.1

Intrexon Reports First Quarter 2019 Financial Results

– Quarterly GAAP revenues of $23.3 million and net loss attributable to Intrexon of $60.7 million including non-cash charges of $17.8 million –

– Quarterly Adjusted EBITDA of $(39.2) million –

GERMANTOWN, MD, May 9, 2019 – Intrexon Corporation (NASDAQ: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced its first quarter financial results for 2019.

Recent Business Highlights:

•

Intrexon announced alignment of its operations into two units, Intrexon Health and Intrexon Bioengineering, to better deploy resources, realize inherent synergies and position the company for growth with a core focus on healthcare. Intrexon Health, will be led by Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon while Intrexon Bioengineering will be led by LTG (Ret.) Thomas Bostick, PhD, PE, Chief Operating Officer of Intrexon, who will also assume the title of President, Intrexon Bioengineering; and

•

As Intrexon announced previously, the Company believes it will end the year with approximately the same net cash and short-term investment position that it held on April 3, 2019. The Company is making progress toward this goal through a combination of partnering, asset sales and operating cost reductions. The Company has initiated plans to reduce its original 2019 operating budget by approximately $70 million and commenced actions toward achieving this goal.

Intrexon Health

•

Precigen, Inc., a wholly-owned subsidiary of Intrexon, opened its new nearly 5,000 square foot facility in Germantown, Maryland to support gene therapy manufacturing. The U.S. Food and Drug Administration (FDA) good manufacturing practices (GMP) compliant facility was designed with agility and control in mind, focusing on rapid manufacturing and the ability to scale production appropriately to meet early stage clinical trial needs;

•

Intrexon and its majority-owned subsidiary Triple-Gene LLC (formerly Xogenex LLC) completed enrollment in the first cohort of a Phase 1 clinical trial of INXN-4001, an investigational new drug which is the world’s first triple effector gene drug candidate being evaluated for the treatment of heart failure; and

•

Intrexon continues advancing its proprietary yeast-based platform for robust production of cannabinoids with consistent yield and purity and with production of CBGA at 700 mg/L in stirred tank fermenter. The platform is on track to realize a target cost of goods of <$1000 USD/kg.

Intrexon Bioengineering

•

Intrexon entered into a strategic licensing agreement with Surterra Wellness to utilize Intrexon’s Botticelli™ next generation plant propagation platform to enable rapid production of Surterra’s proprietary cannabis cultivars for the Florida market;

•

Oxitec, Ltd., a wholly-owned subsidiary of Intrexon, signed two, multi-year development agreements with a collaborator to apply its 2nd generation, self-limiting technology to develop solutions for the soybean looper and fall armyworm, two insect pests that cause significant damage to agricultural crops globally; and

•

AquaBounty Technologies, Inc. (NASDAQ: AQB), an investment of Intrexon, announced the FDA lifted the Import Alert on AquAdvantage® Salmon (AAS) in March. Environment and Climate Change Canada has also approved the company’s Rollo Bay production facility for the commercial manufacture and grow-out of AAS.

First Quarter 2019 Financial Highlights:

•	Total revenues of $23.3 million;

•	Net loss of $60.7 million attributable to Intrexon, or $(0.40) per basic share, including non-cash charges of $17.8 million;

•	Adjusted EBITDA of $(39.2) million, or $(0.26) per basic share; and

•	Cash, cash equivalents, and short-term investments totaled $181.6 million and the value of common equity securities totaled $1.8 million at March 31, 2019.

“Our realignment into Intrexon Health and Intrexon Bioengineering is well underway,” commented Mr. Kirk. “On the healthcare side it is satisfying and exciting for all of us that we currently are dosing in clinical trials several novel therapeutic candidates of our design that incorporate our unique technology. Moreover, as we prepare to get underway with patient dosing of two Ultra-CAR-T candidates, we see the potential realization of a set of aspirations that we have held — and declared — since before our IPO and believe that these should constitute major advances in immuno-oncology. We await data with great anticipation.”

Mr. Kirk concluded, “Our share price carries implications as well, so we are determined to prosecute all that we have set ourselves to accomplish in healthcare while realizing maximum value for our shareholders from our non-healthcare assets, the portfolio of Intrexon Bioengineering. These realizations may be participating or transactional in nature, but we are determined to achieve them and indeed are currently advancing several such prospects. Combined with the cost-cutting program that we have implemented, we expect our company will be a leaner, more-focused enterprise but not one lacking ambition or impact.”

“Intrexon Bioengineering’s highly skilled teams are contributing their breadth of expertise across diverse fields to advance programs in food, agriculture, environmental, and industrial fields. We believe these programs offer a unique opportunity to realize the potential of engineered solutions in generating more efficient and sustainable approaches than current industry practices. Intrexon Bioengineering is focused on delivering these technologies and products with the goal of increasing shareholder value,” added Dr. Bostick.

First Quarter 2019 Financial Results Compared to Prior Year Period

Total revenues decreased $16.3 million from the quarter ended March 31, 2018. Collaboration and licensing revenues decreased $13.9 million from the quarter ended March 31, 2018 primarily due to the reacquisition of rights previously licensed to certain significant collaborators, including ZIOPHARM Oncology, Inc., and ARES Trading S.A., the result of which eliminated or substantially reduced revenues generated from those collaborations. The decline was also attributable to the mutual termination of the Company’s ECC with OvaScience, Inc., in March 2018. Product revenues decreased $2.3 million, or 32%, primarily due to lower customer demand for pregnant cows and cloned products. Gross margin on products declined in the current period as a result of fewer products sold and increased costs associated with new product offerings. Service revenues decreased $0.9 million, or 7%. The decrease in service revenues and the gross margin thereon relates to fewer embryos produced per bovine in vitro fertilization cycle performed as a result of unfavorable production results.

Research and development expenses decreased $4.2 million, or 11%. Research and development depreciation and amortization expense decreased $2.0 million primarily due to intangible assets that were impaired or abandoned in 2018. Research and development salaries, benefits and other personnel costs decreased $1.3 million primarily due to the closing of one of the Company’s research and development facilities in Brazil in 2018. Selling, general and administrative (SG&A) expenses decreased $6.1 million, or 16%. SG&A salaries, benefits and other personnel costs decreased $4.8 million primarily due to decreased compensation expenses related to performance and retention incentives for SG&A employees as well as decreased share-based compensation expense as a result of certain 2014 stock option grants becoming fully vested in March 2018.

The Company will not host a conference call associated with this financial results release.

About Intrexon Corporation

Intrexon Corporation (NASDAQ: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet through two operating units – Intrexon Health and Intrexon Bioengineering. Intrexon Health is focused on addressing unmet medical needs through a diverse spectrum of therapeutic modalities, including gene and cell therapies, microbial bioproduction, and regenerative medicine. Intrexon Bioengineering seeks to address global challenges across food, agriculture, environmental, and industrial fields by advancing biologically engineered solutions to improve sustainability and efficiency. Our integrated technology suite provides industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, UltraCAR-T, Botticelli, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release include, but are not limited to, statements regarding clinical and pre-clinical development activities by Intrexon and its collaborators, commercial and business development plans and the submission of regulatory filings. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s strategy and overall approach to its business model, including its ability to successfully enter into optimal strategic relationships with its subsidiaries and operating companies that Intrexon may form in the future, its ability to develop prospective new platforms and partnering opportunities, and its ability to exercise more control and ownership over the development process and commercialization path; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Investor Contact: Steven Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@dna.com	Corporate Contact: Marie Rossi, PhD Vice President, Communications Tel: +1 (301) 556-9850 publicrelations@dna.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$106,544	$102,768
Restricted cash	—	6,987
Short-term investments	75,090	119,688
Equity securities	187	384
Receivables
Trade, net	19,859	21,195
Related parties, net	2,444	4,129
Other, net	2,578	2,754
Inventory	19,896	21,447
Prepaid expenses and other	5,577	6,131

Total current assets	232,175	285,483
Equity securities, noncurrent	1,602	1,798
Property, plant and equipment, net	136,357	128,874
Intangible assets, net	125,868	129,291
Goodwill	150,755	149,585
Investments in affiliates	17,627	18,859
Right-of-use assets	43,099	—
Other assets	2,381	2,287

Total assets	$709,864	$716,177

Current liabilities
Accounts payable	$12,601	$13,420
Accrued compensation and benefits	7,784	10,687
Other accrued liabilities	14,096	20,620
Deferred revenue	17,149	15,554
Lines of credit	277	466
Current portion of long-term debt	564	559
Current portion of lease liabilities	4,778	—
Related party payables	2,173	256

Total current liabilities	59,422	61,562
Long-term debt, net of current portion	214,010	211,235
Deferred revenue, net of current portion	54,042	54,210
Lease liabilities, net of current portion	40,185	—
Deferred tax liabilities, net	6,720	7,213
Other long-term liabilities	662	3,235

Total liabilities	375,041	337,455

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,732,608	1,722,012
Accumulated deficit	(1,391,254)	(1,330,545)
Accumulated other comprehensive loss	(28,325)	(28,612)

Total Intrexon shareholders’ equity	313,029	362,855
Noncontrolling interests	21,794	15,867

Total equity	334,823	378,722

Total liabilities and total equity	$709,864	$716,177

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
(Amounts in thousands, except share and per share data)	2019	2018
Revenues
Collaboration and licensing revenues	$5,970	$19,848
Product revenues	4,857	7,152
Service revenues	11,383	12,247
Other revenues	1,125	419

Total revenues	23,335	39,666

Operating Expenses
Cost of products	8,290	8,530
Cost of services	7,092	6,783
Research and development	33,062	37,267
Selling, general and administrative	33,594	39,737

Total operating expenses	82,038	92,317

Operating loss	(58,703)	(52,651)

Other Income (Expense), Net
Unrealized and realized appreciation (depreciation) in fair value of equity securities and preferred stock, net	70	(1,096)
Interest expense	(4,311)	(99)
Interest and dividend income	1,364	5,470
Other income (expense), net	506	(659)

Total other income (expense), net	(2,371)	3,616
Equity in net loss of affiliates	(1,640)	(2,460)

Loss before income taxes	(62,714)	(51,495)
Income tax benefit	578	4,086

Net loss	$(62,136)	$(47,409)
Net loss attributable to the noncontrolling interests	1,427	1,244

Net loss attributable to Intrexon	$(60,709)	$(46,165)

Net loss attributable to Intrexon per share, basic and diluted	$(0.40)	$(0.36)

Weighted average shares outstanding, basic and diluted	152,948,058	127,693,336

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. A reconciliation of Adjusted EBITDA to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, impairment loss, expense for in-process research and development reacquired from former collaborators, bad debt expense, litigation expense, realized and unrealized appreciation or depreciation in the fair value of equity securities and preferred stock, and equity in net loss of affiliates. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Intrexon’s management and Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in a manner similar to how its management and Board of Directors evaluate operating results (except for the impact of the change in deferred revenue related to upfront and milestone payments, which is adjusted in the measures evaluated by management and the Board of Directors as discussed below). While Intrexon believes that its non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•

Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•

Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•

Impairment loss is a noncash expense which represents the write down of the book value of acquired goodwill and intangible assets when fair value is determined to be less than book value. These charges are nonrecurring and may vary significantly based on economic, regulatory, political and other circumstances;

•

Expense for in-process research and development reacquired from former collaborators is a noncash expense which is expected to be an infrequent item and may vary significantly based on the scope of the repurchased rights;

•

Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term, except as otherwise disclosed; and

•

Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods.

The following table presents a reconciliation of net loss attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended March 31,
	2019	2018
	(In thousands)
Net loss attributable to Intrexon	$(60,709)	$(46,165)
Interest expense	4,283	87
Income tax benefit	(578)	(4,086)
Depreciation and amortization	6,326	8,236

EBITDA	$(50,678)	$(41,928)
Stock-based compensation	8,989	11,340
Shares issued as payment for services	831	2,941
Bad debt expense	64	218
Unrealized and realized (appreciation) depreciation in fair value of equity securities and preferred stock, net	(70)	1,096
Equity in net loss of affiliates	1,640	2,460

Adjusted EBITDA	$(39,224)	$(23,873)

Weighted average shares outstanding, basic and diluted	152,948,058	127,693,336
Adjusted EBITDA per share, basic and diluted	$(0.26)	$(0.19)